Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Pete Clemens Executive Vice President & CFO Surgical Care Affiliates (205) 307-5250 peter.clemens@scasurgery.com	Leslie Wachsman Vice President, Finance Surgical Care Affiliates (847) 267-9823 leslie.wachsman@scasurgery.com

SURGICAL CARE AFFILIATES, INC. ANNOUNCES FIRST QUARTER 2015 RESULTS

DEERFIELD, IL – May 11, 2015 – Surgical Care Affiliates, Inc. (NASDAQ: SCAI) (“SCA” or the “Company”) announced today results for the first quarter of 2015, including: 21.5% growth in net operating revenues (to $234.1 million), 32.0% growth in operating income (to $48.8 million), 10.8% growth in adjusted EBITDA less NCI (to $35.9 million), and a net loss attributable to SCA of $9.2 million, driven by $15.6 million of one-time expenses related to a secondary stock offering and a debt refinancing completed in the first quarter. The Company has added ten new facilities and three health system partnerships since the end of the fourth quarter of 2014, including six facilities added after March 31, 2015. The Company reiterates its original guidance of 8% to 11% growth in EBITDA less NCI for 2015.

“Patient care is our first priority, and our teammates and physician partners continue to achieve strong clinical quality and patient satisfaction results. From a strategic standpoint, we continue to partner with outstanding health systems and physician groups, including adding ten new facilities since the beginning of the year, and our development pipeline remains strong,” said Andrew Hayek, President & CEO. “From a financial standpoint, we are on track with our original guidance, and we are on track to achieve a seventh consecutive year of approximately ten percent growth in adjusted EBITDA less NCI, reflecting the outstanding work of our teammates across the country.”

Strategic Transactions and Facility Count Update

During the first quarter of 2015, the Company added four new facilities, three of which were consolidated and one of which was nonconsolidated.  Also, during the same period, three of the Company’s existing facilities converted from nonconsolidated to consolidated, and one existing facility converted from nonconsolidated to managed-only. These conversions did not impact total facility count.   Since the end of the first quarter, the Company has added six new facilities and converted three existing managed-only facilities to nonconsolidated facilities.  Additionally, as part of the Company’s ongoing effort to optimize its portfolio, the Company closed one facility as a result of merging a facility into an existing facility and sold one non-strategic facility. Total facility count as of May 11, 2015 was 194.

The Company has added three new strategic relationships since the end of 2014, including its first facility in partnership with the Henry Ford Health System, a leading health system, health plan and medical group in Michigan. Since the end of the first quarter, the Company has also added its first two facilities, which were previously managed-only, in an equity joint venture with UnityPoint Health, one of the largest health systems in the Midwest. These new relationships increased the Company’s number of health system partnerships from 42 as of December 31, 2014, to 45 as of May 11, 2015.

First Quarter 2015 Results

Total net operating revenues, which exclude revenues from facilities in which SCA owns a non-controlling interest, increased 21.5% in the first quarter of 2015 to $234.1 million from $192.7 million in the prior year period. This increase was driven by revenues earned from acquisitions, higher acuity case mix and higher volumes in some of the Company’s larger facilities.

Systemwide net operating revenues, which include revenues from all facilities in which SCA has an ownership interest (without adjustment based on SCA’s percentage of ownership) and management fee revenues from managed-only facilities, increased 16.1% in the first quarter as compared to the prior year period. On a same site basis, systemwide net patient revenue for the first quarter of 2015 increased 8.4% and same site systemwide case volume increased 1.6% compared to the prior year period. The growth in systemwide revenue metrics was largely driven by acquisitions, the impact of the unusual inclement weather the Company experienced in the first quarter last year, and higher case acuity and payer mix in certain large facilities.

Net loss attributable to SCA, which includes certain non-cash and non-recurring expenses, was $9.2 million for the first quarter of 2015, compared to a net income attributable to SCA of $0.2 million for the first quarter of 2014. One-time expenses for a secondary offering of $9.8 million as well as write-offs related to a debt refinancing of $5.8 million impacted the first quarter of 2015.  Adjusted net income, which adjusts for items that are non-cash or non-recurring in nature, was $15.0 million for the first quarter of 2015, as compared to $15.1 million for the same period of the prior year. Adjusted net income in the first quarter of 2015 was essentially unchanged from the same quarter last year due to the increase in acquisition activity and the impact of converting three existing facilities from nonconsolidated affiliates to consolidated affiliates. Acquisitions drive higher interest and depreciation expense and often have lower earnings in their initial months due to planned integration activities.  To accommodate future growth, the Company also made several capital investments in its IT infrastructure and facilities that increase depreciation.

Adjusted EBITDA less NCI, which adds back certain non-recurring expenses, increased 10.8% for the first quarter of 2015 to $35.9 million from $32.4 million in the same period of the prior year.

During the first quarter of 2015, SCA refinanced its balance sheet to extend debt maturities, reduce senior secured leverage and position the Company for continued long-term growth.  The Company refinanced its senior secured credit facility with a $450 million senior secured term loan and $250 million of senior unsecured notes.  In addition, the Company now has an undrawn $250 million revolver available for its use.  At the end of the first quarter of this year, the Company’s senior secured net leverage ratio was 2.8 times, down from 4.3 times at the end of 2014.  SCA believes the new capital structure, including existing cash on hand, will be sufficient to accommodate an active development pipeline and to support its ongoing development program for the foreseeable future.

SCA’s adjusted cash flow less distributions to non-controlling interests was lower in the first quarter of 2015 relative to the same quarter of the prior year due largely to three factors.  First, the conversion of approximately 20 facilities to the Company’s operating platform required a temporary investment in working capital.  Second, the transition of a number of new facilities to SCA’s operating platform also drove a temporary investment in working capital.  In addition, during the quarter, one of SCA’s non-consolidated affiliates withheld cash distributions in order to fund a strategic and accretive acquisition.  Adjusting for these three factors in the quarter, the Company’s operating cash flow less distributions to non-controlling interests would have grown by more than the growth rate of adjusted EBITDA-NCI.

Full Year 2015 Guidance

For 2015, the Company reiterates its original 2015 guidance, which it initially disclosed in January. The Company continues to expect 2015 Adjusted EBITDA less NCI growth to be in the range of 8% to 11%.

Conference Call Information

SCA will hold a webcast conference call to discuss this release today at 4:30 p.m. ET. The live webcast of the conference call will be available by accessing http://investor.scasurgery.com.  Following the call, an archived replay of the webcast will be available on the corporate website for 30 days.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements, which have been included in reliance of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, involve risks and uncertainties and assumptions relating to our operations, financial condition, business, prospects, growth strategy and liquidity, which may cause our actual results to differ materially from those projected by such forward-looking statements, and the Company cannot give assurances that such statements will prove to be correct. Investors are hereby cautioned that these statements may be affected by important factors, including, but not limited to, the following risks: our dependence on payments from third-party payers, including governmental healthcare programs, commercial payers and workers’ compensation programs; our inability or the inability of our healthcare system partners to negotiate favorable contracts or renew existing contracts with non-governmental third-party payers on favorable terms; significant changes in our payer mix or case mix resulting from fluctuations in the types of cases performed at our facilities; the fact that the Medicare and Medicaid programs provide a significant portion of our revenues and are each particularly susceptible to legislative and regulatory change; the implementation by states of reduced fee schedules and reimbursement rates for workers’ compensation programs; our inability to maintain good relationships with our current health system partners or our inability to enter into relationships with new health system partners; material changes in Internal Revenue Service revenue rulings, case law or the interpretation of such rulings; our dependence on physician utilization of our facilities, which could decrease if we fail to maintain good relationships with these physicians; the potential reduction in the number of surgical procedures because of physician treatment methodologies and governmental or commercial health insurance controls; our inability to attract new physician investors and to acquire and develop additional surgical facilities on favorable terms; shortages of, or quality control issues with, surgery-related products, equipment and medical supplies that could result in a disruption of our operations; the competition for staffing, shortages of qualified personnel or other factors that drive up labor costs; the intense competition we face for patients, physician use of our facilities, strategic relationships and commercial payer contracts; the fact that we are subject to significant malpractice and related legal claims, and we could be required to pay significant damages in connection with those claims; the adverse effect of current and future economic conditions on volume and case mix; the regulatory, economic and other conditions in certain states in which many of our facilities are concentrated; the fact that we have a history of net losses and may not achieve profitability in the future; the fact that we may have a special legal responsibility to the holders of ownership interests in the entities through which we own our facilities, which may conflict with, and prevent us from acting solely in, our own best interest; the difficulty in operating and integrating newly acquired or developed facilities; the growth of patient receivables or the deterioration in the ability to collect on those accounts; the loss of the service of our senior management; our reliance on our private equity sponsor; our substantial indebtedness, and our ability to incur additional indebtedness in the future; our inability to generate sufficient cash in order to meet our debt service obligations; restrictions on our current and future operations because of the terms of our senior secured credit facilities; market risks related to interest rate changes; significant loans that we have made to the partnerships and limited liability companies that own and operate certain of our facilities; our liability for certain debt and other obligations of the partnerships and limited liability companies that own and operate certain of our facilities; recognition of impairment on our long-lived assets or equity method investments; our inability to manage and secure our information systems effectively, which could disrupt our operations; our inability to fully realize the value of our net operating loss carry-forwards; adverse impact of weather and other factors beyond our control on our facilities; our inability to predict the impact on us of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, which represents a significant change to the healthcare industry; our failure to comply with numerous federal and state laws and regulations relating to our facilities, which could lead to the incurrence of significant penalties by us or require us to make significant changes to our operations; our obligations to purchase some or all of the ownership interests of our physician partners or renegotiate some of our partnership and operating agreements because of changes to laws or regulations governing physician ownership of our facilities; our failure to comply with a federal criminal law referred to as the Anti-Kickback Statute or the physician self-referral laws; restrictions by federal law on our ability to expand surgical capacity of our surgical hospitals; our being subject to federal and state audits and investigations, including actions for false and improper claims; our failure to comply with Medicare’s conditions for coverage and conditions of participation, which could result in loss of program payment or other government sanctions; ensuring our continued compliance with the Health Insurance Portability and Accountability Act of 1996 or HIPAA, which could require us to expend significant resources and capital; our failure to effectively and timely implement electronic health records systems and transition to the ICD-10 coding system; efforts to regulate the construction, relocation, acquisition, change of ownership, change of control or expansion of healthcare facilities, which could prevent us from acquiring additional facilities, renovating our existing facilities or expanding the breadth of services we offer; our being subject to enforcement action from antitrust authorities; our being subject to constantly evolving healthcare laws and regulations; and the fact that our private equity sponsor has significant influence over us and key decisions about our business that could limit other stockholders’ ability to influence the outcome of matters submitted to stockholders for a vote.

The forward-looking statements made in this press release are made only as of the date of the hereof. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information or otherwise. More information about potential factors that could affect our business and financial results is included in our filings with the Securities and Exchange Commission, including in our most recent annual and quarterly reports on Form 10-K and Form 10-Q, respectively.

In addition, SCA cannot provide any assurances about the timing, terms or interest rate associated with the planned refinancing, or that the refinancing transactions can be completed at all.

Use of Non-GAAP Financial Measures

In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this press release, SCA has presented the following non-GAAP financial measures, which management uses to gauge operating performance: Adjusted EBITDA less NCI, adjusted net income (including diluted adjusted net income per share), and adjusted operating cash flow less distributions to NCI. These non-GAAP financial measures exclude various items detailed in the attached “Reconciliation of Non-GAAP Financial Measures”.

These non-GAAP financial measures are not intended to replace financial performance measures determined in accordance with GAAP. Rather, they are presented as supplemental measures of the Company’s performance that management finds useful in assessing the Company’s operating performance between periods and that we believe are useful for investors to analyze our operating performance on the same basis as used by our management. You should be aware that there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculation of adjusted EBITDA less NCI, adjusted net income (including diluted adjusted net income per share) and adjusted operating cash flow less distributions to NCI. Other companies in our industry may calculate adjusted EBITDA less NCI, adjusted net income (including diluted adjusted net income per share) and Adjusted operating cash flow less distributions to NCI differently than we do, limiting their usefulness as comparative measures. Because of these limitations, none of adjusted EBITDA less NCI, adjusted net income (including diluted adjusted net income per share) or adjusted operating cash flow less distributions to NCI should be considered the primary measure of the operating performance of our business. We strongly encourage you to review the Company’s GAAP financial statements and not to rely on any single financial measure to evaluate our business.

As of March 31, 2015, 62 of SCA’s 190 facilities were nonconsolidated. SCA accounts for these facilities using the equity method. For consolidated subsidiaries, the Company’s financial statements reflect 100% of the revenues and expenses for these subsidiaries, after elimination of intercompany transactions and accounts. For nonconsolidated affiliates, our consolidated statements of operations reflect our earnings from such facilities in two line items:

• Equity in net income of nonconsolidated affiliates, which represents SCA’s combined share of the net income of each equity method facility that is based on such equity method facility’s net income and the percentage of such equity method facility’s outstanding equity interests owned by us; and

• Management fee revenues, which represents the Company’s combined income from management fees that are earned from managing the day-to-day operations of the facilities that are not consolidated for financial reporting purposes.

As a result of this accounting treatment in SCA’s reported results, management supplementally focuses on non-GAAP systemwide metrics to analyze the results of operations.  These systemwide metrics include systemwide net operating revenues growth, same site systemwide net patient revenues growth, systemwide net patient revenues per case growth, same site systemwide net patient revenues per case growth and same site systemwide case volume (day adjusted). Systemwide metrics treat SCA’s nonconsolidated facilities as if they were consolidated.  The Company includes management fee revenue from managed-only facilities in systemwide net operating revenues growth and same site systemwide net operating revenues growth, but not patient or other revenues from managed-only facilities (in which SCA holds no ownership interest). The Company does not include revenues from managed-only facilities in systemwide net patient revenues per case growth or same site systemwide net patient revenues per case growth. While net patient revenues earned at the nonconsolidated facilities are not recorded in our consolidated financial statements, management believes systemwide growth metrics are important to understand the Company’s financial performance because the metrics are used to interpret the sources of our growth and provide a growth metric incorporating the net patient revenues earned by all affiliated facilities, regardless of the accounting treatment.  As SCA executes on its strategy of partnering with health systems, management expects the number of our facilities accounted for as equity method facilities will increase relative to the total number of affiliated facilities.

About Surgical Care Affiliates

An industry leader, SCA partners with physicians, health systems and payers to develop and implement surgery strategies across the country. As of March 31, 2015, SCA operated 190 surgical facilities – including ambulatory surgery centers, surgical hospitals and one sleep center – in partnership with approximately 2,300 physicians and in affiliation with 44 health systems across the country. SCA's clinical systems, service line growth strategies, benchmarking processes and efficiency programs create measurable advantage for surgical facilities – clinically, operationally and financially. For more information on SCA, visit www.scasurgery.com.

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data

(In millions, except per share data)

	THREE-MONTHS ENDED
	MARCH 31,
	2015	2014
Statement of Operations Data:
Net operating revenues:
Net patient revenues	$216.6	$174.8
Management fee revenues	14.1	13.1
Other revenues	3.3	4.8
Total net operating revenues	234.1	192.7
Equity in net income of nonconsolidated affiliates	12.1	5.7
Operating expenses:
Salaries and benefits	83.4	69.2
Supplies	49.4	41.2
Other operating expenses	36.7	29.2
Depreciation and amortization	15.2	11.6
Occupancy costs	8.2	6.8
Provision for doubtful accounts	4.2	2.9
Impairment of intangible and long-lived assets	—	0.5
Loss (gain) on disposal of assets	0.2	(0.0)
Total operating expenses	197.4	161.4
Operating income	48.8	36.9
Interest expense	8.8	7.9
HealthSouth option expense	9.8	—
Debt modification expense	4.9	—
Loss on extinguishment of debt	0.5	—
Interest income	(0.0)	(0.0)
(Gain) loss on sale of investments	(1.9)	4.3
Income from continuing operations before income tax expense	26.6	24.8
Provision for income tax expense	3.8	1.7
Income from continuing operations	22.8	23.1
(Loss) income from discontinued operations, net of income tax expense	(1.5)	0.1
Net income	21.3	23.2
Less: Net income attributable to noncontrolling interests	(30.5)	(22.9)
Net (loss) income attributable to Surgical Care Affiliates	$(9.2)	$0.2
Net (loss) income per basic share attributable to SCA	$(0.24)	$0.01

Surgical Care Affiliates, Inc.

Unaudited Selected Financial and Operating Data, continued

(In millions, except number of shares in thousands and facility count)

	March 31,	December 31,
	2015	2014
Balance Sheet Data (at period end):
Cash and cash equivalents	$94.0	$8.7
Total current assets	356.3	237.5
Total assets	1,789.6	1,647.4

Current portion of long-term debt	25.1	24.7
Total current liabilities	275.6	249.4
Long-term debt, net of current portion	766.1	665.1
Total liabilities	1,199.9	1,065.0

Total Surgical Care Affiliates’ equity	239.3	243.3
Noncontrolling interests — non-redeemable	335.3	323.6
Total equity	574.6	567.0

Facilities (at period end):
Consolidated facilities	101	95
Equity method facilities	62	65
Managed-only facilities	27	26
Total facilities	190	186

Perioperative contracts	14	13

	THREE-MONTHS ENDED
	MARCH 31,
	2015	2014
Net (loss) income per share
Diluted net (loss) income per share attributable to SCA	$(0.24)	$0.01
Adjusted number of shares outstanding used to compute diluted net (loss) income per share	38,760	39,958

Cash flow data:
Net cash provided by (used in):
Operating activities	$38.6	$44.4
Investing activities	(20.7)	(17.5)
Capital expenditures	(8.0)	(8.5)
Investments in new businesses	(15.4)	(5.9)
Financing activities	67.3	(22.5)
Distributions to noncontrolling interests	(34.6)	(24.6)

Surgical Care Affiliates, Inc.

Supplemental Information

(Unaudited; in millions, except cases, growth rates and per share data)

	THREE-MONTHS ENDED
	MARCH 31,
	2015	2014
Consolidated and Equity Method Facility Data:
Net Operating Revenues:
Consolidated facilities	$234.1	$192.7
Equity method facilities	161.2	147.8

Net Patient Revenues:
Consolidated facilities	216.6	174.8
Equity method facilities	159.5	146.6

Case Volume:
Consolidated facilities	112,782	99,105
Equity method facilities	65,338	62,786
Systemwide case volume(1)	178,120	161,891

Number of work days in the period	63	63

Systemwide net operating revenues growth(2)	16.1%	9.2%
Systemwide net patient revenues per case growth(3)	6.3%	5.5%
Same site systemwide net patient revenues growth(3)(4)	8.4%	-1.4%
Same site systemwide net patient revenues per case growth(3)(4)	6.7%	-0.1%
Same site systemwide case volume growth (day adjusted)(1)(4)	1.6%	-1.3%

Other Financial Data:
Adjusted EBITDA-NCI(5)(6)	$35.9	$32.4
Adjusted net income(5)(6)	$15.0	$15.1
Diluted Adjusted net income per share(5)	$0.39	$0.38

Surgical Care Affiliates, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited; in millions, except per share count in thousands)

	THREE-MONTHS ENDED
	MARCH 31,
	2015	2014
Adjusted EBITDA-NCI:
Net income	$21.3	$23.2
(Minus):
Net income attributable to noncontrolling interests	(30.5)	(22.9)
Net income (loss) attributable to SCA	(9.2)	0.2
Plus (minus):
Interest expense, net	8.8	7.9
Provision for income tax expense	3.8	1.7
Depreciation and amortization	15.2	11.6
Loss (income) from discontinued operations, net	1.5	(0.1)
Equity method amortization expense (7)	0.2	5.8
(Gain) loss on sale of investments	(1.9)	4.3
HealthSouth option expense	9.8	—
Debt modification expense	4.9	—
Loss on extinguishment of debt	0.5	—
Asset impairments	—	0.3
(Gain) loss on disposal of assets	0.2	(0.0)
Stock compensation expense	1.6	0.7
Other	0.4	0.1
Adjusted EBITDA-NCI	$35.9	$32.4

Adjusted Net Income:
Net income (loss) attributable to SCA	$(9.2)	$0.2
Plus (minus)
Provision for income tax expense	3.8	1.7
HealthSouth option expense	9.8	—
Debt modification expense	4.9	—
Loss on extinguishment of debt	0.5	—
Asset impairments	—	0.3
Amortization expense	3.1	2.1
Loss (income) from discontinued operations, net	1.5	(0.1)
(Gain) loss on sale of investments	(1.9)	4.3
Loss (gain) on disposal of assets	0.2	(0.0)
Equity method amortization expense (7)	0.2	5.8
Stock compensation expense	1.6	0.7
Other	0.4	0.1
Adjusted Net Income	$15.0	$15.1

Number of shares outstanding used to compute diluted Adjusted net income per share	38,760	39,958

Adjusted Operating cash flow less distributions to NCI:
Net cash provided by operating activities	$38.6	$44.4
Plus
Debt modification costs	5.4	—
Secondary offering costs	0.4	0.1
Adjusted Operating cash flow	44.4	44.5
Distributions to noncontrolling interests of consolidated affiliates	(34.6)	(24.6)
Adjusted Operating cash flow less distributions to NCI	$9.8	$19.9

(1)	The number of cases performed at SCA’s consolidated and equity method facilities (does not include managed-only facilities) is a key metric utilized to regularly evaluate performance.
(2)

The revenues and expenses of equity method facilities are not directly included in SCA’s consolidated GAAP results; only the net income earned from such facilities is reported on a net basis in the line item “Equity in net income of nonconsolidated affiliates.” Because of this, management supplementally focuses on non-GAAP systemwide results, which measure results from all our facilities, including revenues from our consolidated facilities and the Company’s equity method facilities (without adjustment based on our percentage of ownership). SCA includes management fee revenue from managed-only facilities in systemwide net operating revenues growth and same site systemwide net operating revenues growth, but not patient or other revenues from managed-only facilities (in which SCA holds no ownership interest).

(3)

The revenues and expenses of equity method facilities are not directly included in SCA’s consolidated GAAP results; only the net income earned from such facilities is reported on a net basis in the line item “Equity in net income of nonconsolidated affiliates.” Because of this, management supplementally focuses on non-GAAP systemwide results, which measure results from all our facilities, including revenues from our consolidated facilities and the Company’s equity method facilities (without adjustment based on our percentage of ownership). SCA does not include facilities at which no ownership interest is held and provides only management services in systemwide net patient revenues per case growth or same site systemwide net patient revenues per case growth.

(4)	Same site refers to facilities that were operational in both the current and prior period, as applicable.
(5)

Represents Adjusted EBITDA-NCI and Adjusted net income (including diluted Adjusted net income per share) as computed and used by management. Adjusted EBITDA-NCI means net income before provisions for income tax expense, net interest expense, depreciation and amortization, net income (loss) from discontinued operations, equity method amortization expense, gain (loss) on sale of investments, loss on extinguishment of debt, debt modification expense, HealthSouth option expense, asset impairments, gain (loss) on disposal of assets and stock compensation expense less net income attributable to noncontrolling interests. Adjusted net income means net income (loss) attributable to SCA before provisions for income tax, loss on extinguishment of debt, debt modification expense, HealthSouth option expense, asset impairments, amortization expense, net income (loss) from discontinued operations, gain (loss) on sale of investments, gain (loss) on disposal of assets, equity method amortization expense and stock compensation expense. We present Adjusted EBITDA-NCI and Adjusted net income (including diluted Adjusted net income per share) because management believes they are useful for investors to analyze SCA’s operating performance on the same basis as that used by management. Management believes Adjusted EBITDA-NCI can be useful to facilitate comparisons of operating performance between periods because it excludes the effect of depreciation and amortization, which represents a non-cash charge to earnings, income tax, interest expense and other expenses or income not related to the normal, recurring operations of our business. Management believes Adjusted net income (including diluted Adjusted net income per share) can be useful to facilitate comparisons of SCA’s operating performance between periods because it excludes the effect of certain non-cash and other charges to earnings whose fluctuations from period-to-period do not necessarily correspond to the normal, recurring operations of our business. Adjusted EBITDA-NCI and Adjusted net income (including diluted Adjusted net income per share) are each considered a “non-GAAP financial measure” under SEC rules and should not be considered a substitute for net income (loss) or net operating income (or net loss per share) as determined in accordance with GAAP. In addition Adjusted EBITDA-NCI and Adjusted net income (including diluted Adjusted net income per share) have limitations as analytical tools, including the following:

•

Adjusted EBITDA-NCI and Adjusted net income (including diluted Adjusted net income per share) do not reflect our historical capital expenditures, or future requirements for capital expenditures, or contractual commitments;

•	Adjusted EBITDA-NCI and Adjusted net income (including diluted Adjusted net income per share) do not reflect changes in, or cash requirements for, the Company’s working capital needs;
•	Adjusted EBITDA-NCI does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payments under the Company’s credit agreement;
•	Adjusted EBITDA-NCI and Adjusted net income (including diluted Adjusted net income per share) do not reflect our historical impairments recognized;
•	Adjusted EBITDA-NCI and Adjusted net income (including diluted Adjusted net income per share) do not reflect SCA’s historical amortization expenses; and
•	Adjusted EBITDA-NCI does not reflect income tax expense or the cash requirements to pay taxes.

In addition, you should be aware that there is no certainty that SCA will not incur expenses in the future that are similar to those excluded in the calculation of Adjusted EBITDA-NCI or Adjusted net income (including diluted Adjusted net income per share). Other companies in SCA’s industry may calculate Adjusted EBITDA-NCI or Adjusted net income (including diluted Adjusted net income per share) differently than SCA does, limiting their usefulness as comparative measures.

Because of these limitations, neither Adjusted EBITDA-NCI nor Adjusted net income (including diluted Adjusted net income per share) should be considered the primary measure of the operating performance of SCA’s business. The Company strongly encourages you to review the GAAP financial statements and not to rely on any single financial measure to evaluate our business.

(6)

Adjusted EBITDA-NCI for the first quarter of 2015 was $35,899 compared to $32,407 in the first quarter of 2014, for a 10.8% increase period over period.  Adjusted Net Income for the first quarter of 2015 was $15,019 compared to $15,063 in the first quarter of 2014, for a 0.3% decrease period over period.

(7)

For the three-months ended March 31, 2015 and March 31, 2014, we recorded $0.2 million and $5.8 million, respectively, of amortization expense for definite-lived intangible assets attributable to equity method investments. These expenses are included in Equity in net income of nonconsolidated affiliates in our consolidated financial statements.